Exhibit 99.1

Tyler Technologies Reports Earnings For Second Quarter 2016

Cloud growth strong as subscription revenues increase by 26 percent

PLANO, Texas – July 27, 2016 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights:

•	Total revenue was $189.0 million, up 29.2 percent from $146.3 million for the second quarter of 2015. Organic growth was 10.6 percent.

•	Recurring revenue from maintenance and subscriptions was $112.7 million, an increase of 30.4 percent compared to the second quarter of 2015, and comprised 59.6 percent of second quarter 2016 revenue.

•	Operating income was $30.9 million, an increase of 4.5 percent from $29.6 million for the second quarter of 2015.

•	Net income was $18.9 million, or $0.49 per diluted share compared to $18.8 million, or $0.52 per diluted share, for the second quarter of 2015.

•	Cash flows from operations were $13.9 million compared to $16.9 million for the second quarter of 2015.

•	Non-GAAP total revenue was $193.7 million, up 32.4 percent from $146.3 million for the second quarter of 2015.

•	Non-GAAP operating income was $52.2 million, up 45.0 percent from $36.0 million for the second quarter of 2015.

•	Non-GAAP net income was $33.2 million, or $0.87 per diluted share, up 42.6 percent compared to $23.3 million, or $0.65 per diluted share, for the second quarter of 2015.

•	Adjusted EBITDA was $55.4 million, up 45.3 percent compared to $38.2 million for the second quarter of 2015.

•	Total backlog was $867.6 million, up 20.0 percent from $723.0 million on June 30, 2015. Software-related backlog (excluding appraisal services) was $826.9 million, an increase of 23.0 percent compared to $672.4 million on June 30, 2015.

“Tyler again delivered very strong operating results in the second quarter that exceeded our expectations,” said John S. Marr Jr., Tyler’s president and chief executive officer. “We are particularly pleased with the growth in our cloud business, as subscription revenues rose 26 percent, with 22 percent organic growth. We achieved excellent margin expansion as our non-GAAP gross margin improved by 360 basis points, and non-GAAP operating margin rose by 230 basis points. The integration of New World Systems continues to go well, and we are on track to meet or exceed the expectations for revenue and earnings contributions from New World set at the beginning of this year.

“We had an excellent quarter for bookings, which were up 41 percent over last year’s second quarter. New World’s contribution to bookings was strong, and our organic bookings growth was greater than 18 percent, with contracting for both on-premises and software-as-a-service (SaaS) arrangements at a high level. As a result, our backlog reached a new high at $868 million, up 20 percent. Our new business market remains very active and our competitive strengths continue to drive high win rates,” said Marr.

- more -

Tyler Technologies Reports Earnings

For Second Quarter 2016

July 27, 2016

Guidance for 2016

As of July 27, 2016, Tyler Technologies is providing the following guidance for the full year 2016:

•	GAAP total revenues are expected to be in the range of $755 million to $765 million.

•	Non-GAAP total revenues are expected to be in the range of $770 million to $780 million.

•	GAAP diluted earnings per share are expected to be approximately $1.98 to $2.06.

•	Non-GAAP diluted earnings per share are expected to be approximately $3.42 to $3.50.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $29.5 million to $30.5 million.

•	Fully diluted shares for the year are expected to be between 38.5 million and 39.5 million shares.

•	The GAAP effective tax rate is expected to be in the range of 38.0 percent to 39.5 percent. The non-GAAP effective tax rate is expected to be in the range of 35.5 percent to 37.0 percent. With the issuance of ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” on March 31, 2016, which will require us to recognize the income tax effects of stock option exercises in the income statement, both our GAAP and non-GAAP effective tax rates could differ substantially from this guidance. While we expect to adopt this standard in 2016, we are currently unable to provide a reasonable estimate regarding the financial impact.

•	Capital expenditures are expected to be between $42 million and $44 million, including approximately $21 million related to real estate. Total depreciation and amortization expense is expected to be between $50 million and $51 million, including approximately $36 million of amortization of acquisition intangibles.

Conference Call

Tyler Technologies will hold a conference call on Thursday, July 28, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10087958. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on July 28, 2016.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers), and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through August 3, 2016. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10087958.

The live webcast and archived replay can also be accessed at www.tylertech.com/investors.

- more -

Tyler Technologies Reports Earnings

For Second Quarter 2016

July 27, 2016

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of their constituents. Tyler’s client base includes more than 14,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. In 2016, Forbes ranked Tyler on their “Most Innovative Growth Companies” list, and it has also named Tyler one of “America’s Best Small Companies” eight times. The company has been included six times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at www.tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, and expenses associated with amortization of intangibles arising from business combinations.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently

- more -

Tyler Technologies Reports Earnings

For Second Quarter 2016

July 27, 2016

consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

###

(Comparative results follow)

Contact: Brian K. Miller

Executive Vice President - CFO

Tyler Technologies, Inc.

972-713-3720

brian.miller@tylertech.com

16-57

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Software licenses and royalties	$17,551	$14,586	$34,401	$28,886
Subscriptions	33,968	26,949	68,057	52,237
Software services	46,040	34,563	88,470	65,367
Maintenance	78,743	59,463	154,775	116,811
Appraisal services	6,984	6,691	13,542	12,780
Hardware and other	5,686	4,043	9,020	5,180

Total revenues	188,972	146,295	368,265	281,261
Cost of revenues:
Software licenses and royalties	666	483	1,304	1,036
Acquired software	5,680	456	11,139	912
Software services, maintenance and subscriptions	86,717	69,678	171,987	135,055
Appraisal services	4,458	4,278	8,420	8,413
Hardware and other	4,515	3,147	6,361	3,713

Total cost of revenues	102,036	78,042	199,211	149,129
Gross profit	86,936	68,253	169,054	132,132
Selling, general and administrative expenses	42,232	30,396	82,991	58,941
Research and development expense	10,336	7,110	20,292	14,114
Amortization of customer and trade name intangibles	3,453	1,151	6,815	2,303

Operating income	30,915	29,596	58,956	56,774
Other (expense) income, net	(720)	185	(1,187)	366

Income before income taxes	30,195	29,781	57,769	57,140
Income tax provision	11,323	10,945	21,818	21,031

Net income	$18,872	$18,836	$35,951	$36,109

Earnings per common share:
Basic	$0.52	$0.56	$0.99	$1.07

Diluted	$0.49	$0.52	$0.94	$1.00

Weighted average common shares outstanding:
Basic	36,160	33,751	36,316	33,756
Diluted	38,196	36,097	38,339	36,096

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of non-GAAP total revenues
GAAP total revenues	$188,972	$146,295	$368,265	$281,261
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	4,666	—	10,250	—
Add: Amortization of acquired leases	111	—	222	—

Non-GAAP total revenues	$193,749	$146,295	$378,737	$281,261

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$86,936	$68,253	$169,054	$132,132
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	4,666	—	10,250	—
Add: Amortization of acquired leases	111	—	222	—
Add: Share-based compensation expense included in cost of revenues	1,571	746	2,888	1,447
Add: Amortization of acquired software	5,680	456	11,139	912

Non-GAAP gross profit	$98,964	$69,455	$193,553	$134,491

GAAP gross margin	46.0%	46.7%	45.9%	47.0%

Non-GAAP gross margin	51.1%	47.5%	51.1%	47.8%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$30,915	$29,596	$58,956	$56,774
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	4,666	—	10,250	—
Add: Amortization of acquired leases	111	—	222	—
Add: Share-based compensation expense	7,212	4,603	13,692	8,861
Add: Employer portion of payroll tax related to employee stock transactions	174	197	192	273
Add: Amortization of acquired software	5,680	456	11,139	912
Add: Amortization of customer and trade name intangibles	3,453	1,151	6,815	2,303

Non-GAAP adjustments subtotal	$21,296	$6,407	$42,310	$12,349

Non-GAAP operating income	$52,211	$36,003	$101,266	$69,123

GAAP operating margin	16.4%	20.2%	16.0%	20.2%

Non-GAAP operating margin	26.9%	24.6%	26.7%	24.6%

Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$18,872	$18,836	$35,951	$36,109
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	21,296	6,407	42,310	12,349
Less: Tax impact related to non-GAAP adjustments	(6,944)	(1,947)	(13,763)	(3,813)

Non-GAAP net income	$33,224	$23,296	$64,498	$44,645

GAAP earnings per diluted share	$0.49	$0.52	$0.94	$1.00

Non-GAAP earnings per diluted share	$0.87	$0.65	$1.68	$1.24

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$1,571	$746	$2,888	$1,447
Selling, general and administrative expenses	5,641	3,857	10,804	7,414

Total share-based compensation expense	$7,212	$4,603	$13,692	$8,861

TYLER TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$18,872	$18,836	$35,951	$36,109
Amortization of customer and trade name intangibles	3,453	1,151	6,815	2,303
Depreciation and other amortization included in cost of revenues, SG&A and other expenses	9,221	2,620	18,035	5,181
Interest expense included in other expense, net	686	—	1,187	—
Income tax provision	11,323	10,945	21,818	21,031

EBITDA	$43,555	$33,552	$83,806	$64,624
Write-downs of acquisition-related deferred revenue	4,666	—	10,250	—
Share-based compensation expense	7,212	4,603	13,692	8,861

Adjusted EBITDA	$55,433	$38,155	$107,748	$73,485

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	June 30,
	2016	December 31,
	(Unaudited)	2015
ASSETS
Current assets:
Cash and cash equivalents	$41,327	$33,087
Accounts receivable, net	209,483	176,360
Current investments and other assets	49,147	37,688
Income tax receivable	23,994	21,080

Total current assets	323,951	268,215
Accounts receivable, long-term portion	2,579	2,777
Property and equipment, net	115,886	101,112
Other assets:
Goodwill	655,393	653,666
Other intangibles, net	285,491	295,378
Non-current investments and other assets	29,752	35,422

Total assets	$1,413,052	$1,356,570

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$56,449	$55,945
Deferred revenue	296,481	281,627

Total current liabilities	352,930	337,572
Revolving line of credit	135,000	66,000
Deferred revenue, long-term	3,704	3,115
Deferred income taxes	92,110	91,026
Shareholders’ equity	829,308	858,857

Total liabilities and shareholders’ equity	$1,413,052	$1,356,570

TYLER TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$18,872	$18,836	$35,951	$36,109
Adjustments to reconcile net income to cash provided (used) by operations:
Depreciation and amortization	12,674	3,771	24,850	7,484
Share-based compensation expense	7,212	4,603	13,692	8,861
Excess tax benefit from exercise of share-based arrangements	(5,643)	(5,269)	(6,694)	(8,827)
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(19,238)	(5,033)	(13,652)	(28,814)

Net cash provided by operating activities	13,877	16,908	54,147	14,813

Cash flows from investing activities:
Additions to property and equipment	(5,237)	(4,217)	(21,959)	(6,126)
Purchase of marketable security investments	(4,197)	(6,449)	(10,607)	(6,449)
Proceeds from marketable security investments	3,501	—	6,526	—
Cost of acquisitions, net of cash acquired	(7,394)	(6,122)	(9,394)	(6,447)
Investment in Record Holdings Pty Limited	—	—	—	(15,000)
Increase in other	(232)	(9)	(281)	(9)

Net cash used by investing activities	(13,559)	(16,797)	(35,715)	(34,031)

Cash flows from financing activities:
(Decrease) increase in net borrowings on revolving line of credit	(5,000)	—	69,000	—
Purchase of treasury shares	(567)	(645)	(94,497)	(645)
Proceeds from exercise of stock options	4,012	3,304	5,793	6,729
Contributions from employee stock purchase plan	1,580	1,343	2,818	2,243
Excess tax benefit from exercise of share-based arrangements	5,643	5,269	6,694	8,827

Net cash provided (used) by financing activities	5,668	9,271	(10,192)	17,154

Net increase (decrease) in cash and cash equivalents	5,986	9,382	8,240	(2,064)
Cash and cash equivalents at beginning of period	35,341	194,721	33,087	206,167

Cash and cash equivalents at end of period	$41,327	$204,103	$41,327	$204,103